1947-3


Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, CO  80906


Subject: Letter Agreement No. 1947-3 to
                  Purchase Agreement No. 1947 -
                  Seller Purchased Equipment


This Letter Agreement amends Purchase Agreement No. 1947 dated as of even date herewith (the Agreement) between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to Model 737-300 aircraft (the Aircraft).

For purposes of this Letter Agreement the following definitions apply:

Seller Purchased Equipment (SPE) is Buyer Furnished Equipment (BFE) that Boeing purchases for Buyer.

Developmental Buyer Furnished Equipment (DBFE) is all BFE not previously certified for installation on the same model aircraft.

Developmental Seller Purchased Equipment (DSPE) is DBFE which is converted to SPE. This Letter Agreement does not include developmental avionics. Developmental avionics are avionics that have not been previously certified for installation on the same model aircraft.

All other terms used herein and in the Agreement, and not defined above, will have the same meaning as in the Agreement.

Buyer has requested that Boeing purchase as SPE the BFE which has been changed to SPE by Change Request. Accordingly, Boeing and Buyer agree as follows:

1.       Price.

         Advance Payments. An estimated SPE price will be included in the Aircraft Advance Payment Base Price for the purpose of establishing the advance payments for each Aircraft. The estimated price of this SPE is [XXXXXXXX] for each Aircraft, expressed in 1995 dollars.



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Western Pacific Airlines, Inc.
1947-3   Page 2


         Aircraft Price. The Aircraft Price will be adjusted to reflect (i) the actual costs charged Boeing by the SPE suppliers, (ii) a handling fee of 10% of such costs and (iii) transportation charges, if any. If all DBFE, except for developmental avionics, is converted to SPE, Boeing will waive the handling fee for all SPE.

2.       Responsibilities.

         2.1      Buyer is responsible for:

                        (i)   selecting the supplier on or before:

                              Complete for galleys
                               Complete for seats

                       (ii)   selecting a FAA certifiable part; and

                      (iii)   providing to Boeing the SPE part
                              specification/Buyer requirements.

         2.2.     Boeing is responsible for:

                        (i) placing and managing the purchase order with the supplier, such purchase order to include all terms and conditions agreed between Buyer and supplier and provided to Boeing in a timely manner;

                       (ii)   coordinating  with  the  suppliers  on   technical
issues;

                      (iii) ensuring that the delivered SPE complies with the part specification;

                       (iv) obtaining certification of the Aircraft with the SPE installed; and

                        (v) obtaining for Buyer the supplier's standard or Buyer negotiated warranty for the SPE. SPE is deemed to be BFE for purposes of Exhibit B, the Product Assurance Document, of the Agreement.

3.       Supplier Selection For SPE Galleys and Seats.

         The supplier selection for the SPE galleys and seats is complete.



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Western Pacific Airlines, Inc.
1947-3   Page 3


4.       Changes.

         After this Letter Agreement is signed, changes to SPE may only be made by and between Boeing and the suppliers. Buyer's contacts with SPE suppliers relating to design (including selection of materials and colors), weights, prices or schedules are for informational purposes only. If Buyer wants changes made to any of the above, requests must be made directly to Boeing for negotiating with the supplier.

5.       Proprietary Rights.

         Boeing's obligation to purchase SPE will not impose upon Boeing any obligation to compensate Buyer or any supplier for any proprietary rights Buyer may have in the design of the SPE.

6.       Remedies.

         If Buyer does not comply with the obligations above, Boeing may:

                        (i)   delay delivery of the Aircraft;

                       (ii)   deliver the Aircraft without installing the SPE;

                      (iii) substitute a comparable part and invoice Buyer for the cost;

                       (iv) increase the Aircraft Price by the amount of Boeing's additional costs attributable to such noncompliance.

Boeing agrees to consult with Buyer as to which of the identified remedies Boeing will invoke. Boeing agrees to work with Buyer to mitigate the damages if Buyer does not comply with Buyer's obligations.

7.       Buyer's Indemnification of Boeing.

         Buyer will indemnify and hold harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Buyer but not employees of Boeing, or for loss of or damage to any property, including Aircraft, arising out of or in any way connected with any nonconformance or defect in any SPE and whether or not arising in tort or occasioned in whole or in part by the negligence of Boeing, whether active, passive or imputed.


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Western Pacific Airlines, Inc.
1947-3   Page 4

This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the SPE.


Very truly yours,

THE BOEING COMPANY



By
  ----------------------
Its     Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:                    , 1996


WESTERN PACIFIC AIRLINES, INC.



By
  -----------------------------
Its



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